As filed with the Securities and Exchange Commission on June 15, 2020

Registration No. 333-48130

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QUAKER CHEMICAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	23-0993790
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

901 E. Hector Street Conshohocken, Pennsylvania	19428-2380
(Address of Principal Executive Offices)	(Zip Code)

Quaker Chemical Corporation

2000 Employee Stock Purchase Plan

(Full Title of the Plan)

Michael F. Barry

Chairman, Chief Executive Officer and President

Quaker Chemical Corporation

901 E. Hector Street

Conshohocken, Pennsylvania 19428-2380

(Name and Address of Agent for Service)

(610) 832-4000

(Telephone Number, Including Area Code, of Agent for Service)

Copy of all communications to:

Robert T. Traub, Esquire

Senior Vice President,

General Counsel and Corporate Secretary

Quaker Chemical Corporation

901 E. Hector Street

Conshohocken, Pennsylvania 19428-2380

(610) 832-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

Quaker Chemical Corporation (the “Registrant”) registered 500,000 shares of its common stock, $1.00 par value per share (“Common Stock”) (including associated stock purchase rights), for issuance under the Quaker Chemical Corporation 2000 Employee Stock Purchase Plan (the “Plan”) pursuant to Registration Statement No. 333-48130 on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on October 18, 2000, as amended by that certain Post-Effective Amendment No. 1, filed with the SEC on October 18, 2001 (together, the “Registration Statement”). Effective January 1, 2020, the Registrant discontinued the Plan.

This Post-Effective Amendment No. 2 to the Registration Statement is being filed to deregister the 310,444 shares of Common Stock that have not been issued and are not subject to issuance pursuant to outstanding awards under the Plan as of the date of this Post-Effective Amendment No. 2. Accordingly, the Registrant hereby withdraws these 310,444 shares of Common Stock from registration under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Conshohocken, Commonwealth of Pennsylvania on this 15th day of June 2020.

QUAKER CHEMICAL CORPORATION

By:	/s/ Michael F. Barry
Michael F. Barry
Chairman of the Board, Chief Executive Officer, President and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Form S-8 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

s/ Michael F. Barry	Principal Executive Officer	June 15, 2020
Michael F. Barry Chairman of the Board, Chief Executive Officer, President and Director

/s/ Marry Dean Hall	Principal Financial Officer	June 15, 2020
Mary Dean Hall
Senior Vice President, Chief Financial Officer and Treasurer

/s/ Shane W. Hostetter	Principal Accounting Officer	June 15, 2020
Shane W. Hostetter
Vice President, Finance and Chief Accounting Officer

*	Director	June 15, 2020
Donald R. Caldwell

/s/ Mark A. Douglas	Director	June 15, 2020
Mark A. Douglas

/s/ Jeffry D. Frisby	Director	June 15, 2020
Jeffry D. Frisby

/s/ William H. Osborne	Director	June 15, 2020
William H. Osborne

/s/ Robert H. Rock	Director	June 15, 2020
Robert H. Rock

/s/ Fay West	Director	June 15, 2020
Fay West

/s/ Sanjay Hinduja	Director	June 15, 2020
Sanjay Hinduja

/s/ Ramaswami Seshasayee	Director	June 15, 2020
Ramaswami Seshasayee

/s/ Michael Shannon	Director	June 15, 2020
Michael Shannon

/s/ Charlotte C. Decker	Director	June 15, 2020
Charlotte C. Decker

* As Attorney-in-fact

By:	/s/ Michael F. Barry
Michael F. Barry